Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Creative Realities, Inc. on Form S-3 of our report dated May 16, 2022, relating to the financial statements of Reflect Systems, Inc. as of December 31, 2021 and 2020.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Baker Tilly US, LLP

Plano, TX

June 17, 2022